                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): June 19, 1998

                            Sel-Leb Marketing, Inc.
                            -----------------------
            (Exact name of registrant as specified in its charter)

            New York                 1-13856                   11-3180295
            --------                 -------                   ----------
        (State or other            (Commission              (IRS Employer
        jurisdiction of            File Number)           Identification No.)
        incorporation)

           495 River Street, Paterson, New Jersey         07524
           --------------------------------------         -----
          (Address of principal executive offices)      (zip code)

      Registrant's Telephone Number, including Area Code: (973) 225-9880

                                      N/A
                                      ---
         (Former name or former address, if changed since last report)

Item 5. Other Events.

                  On May 27, 1998, at the Annual Meeting of the Stockholders of Sel-Leb Marketing, Inc. (the "Company"), the Company's stockholders approved a proposal to amend the Company's Certificate of Incorporation, as amended, in order to effect a reverse stock split of the Company's common stock, par value $0.01 per share ("Common Stock"), of not greater than one-for-eight. On June 8, 1998, the Board of Directors of the Company declared a one-for-eight reverse stock split of the Common Stock (the "Reverse Stock Split") with respect to shares of Common Stock outstanding as of the close of business on June 19, 1998 (the "Record Date"). Pursuant to the Reverse Stock Split, effective as of the close of business on June 19, 1998, each share of Common Stock was automatically converted into a one-eighth share of Common Stock. As a result of the Reverse Stock Split, holders of Common Stock as of the Record Date ("Pre-Split Common Stock") are entitled to receive one new share of Common Stock ("Post-Split Common Stock") in exchange for each eight shares of Pre-Split Common Stock held by them. No fractional shares shall be issued by reason of the Reverse Stock Split; in lieu of fractional shares, the Company shall pay to holders thereof an amount of cash equal to the product of the fraction of a share to which each such holder otherwise would have been entitled, multiplied by $2.05 (i.e., the fair market value of a share of Common Stock, as determined by the Board of Directors, which is based on the average of the closing bid prices for the Pre-Split Common Stock as reported by The Nasdaq Stock Market on each of the five days preceding the Record
Date). The Reverse Stock Split was effected by the Company's filing with the Department of State of the State of New York a Certificate of Amendment to the Company's Certificate of Incorporation setting forth the terms of the Reverse Stock Split (a copy of which has been filed as an exhibit to this Current Report on Form 8-K).

                  The CUSIP number for the Post-Split Common Stock is
816082 30 9.

                  In connection with the Reverse Stock Split, the terms of the Company's outstanding Redeemable Common Stock Purchase Warrants (each, a "Warrant"), each to purchase one share of Common Stock at an exercise price of $2.00 per share, have been adjusted to provide that, as of the close of business on the Record Date, holders of Warrants shall be required to exercise eight Warrants at an aggregate exercise price of $16.00 in order to purchase one share of Common Stock.

                  A copy of the press release issued by the Company on June 19, 1998 regarding the Reverse Stock Split has been filed as an exhibit to this Current Report on Form 8-K.

Item 7. Financial Statements and Exhibits.

          (c)  Exhibits

                3.1 Certificate of Amendment to the Company's Certificate of Incorporation, as amended, as filed with the Department of State of New York on June 19, 1998.

                4.1        Specimen Common Stock certificate.

                99.1       Press Release dated June 19, 1998.

                                   SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  SEL-LEB MARKETING, INC.
                                                  (Registrant)


Dated:  June 24, 1998                             By:  /s/Jan S. Mirsky
                                                      -----------------
                                                      Jan S. Mirsky
                                                      Executive Vice President-
                                                        Finance